UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2014

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 13, 2014, MedAssets, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Michael A. Sachs (“Sachs”), Michael J. Burke (“Burke”), Michael A. Sachs Charitable Remainder Unitrust (“Sachs Trust”), Michael J. Burke Trust Dated September 5, 2002 (“Burke Trust”), SG-2 Management, LLC (“Mgmt”), SG-2 Management B, LLC (“Mgmt B” and, together with Sachs, Burke, Sachs Trust, Burke Trust and Mgmt, collectively, the “Sellers”), Sachs, in his capacity as the Sellers’ Representative and SG-2, LLC (“SG-2”). The Purchase Agreement contemplates a purchase by the Company of one hundred percent of the issued and outstanding equity interests of SG-2 (the “Acquisition”) from the Sellers.

The Acquisition was consummated on September 22, 2014 and, in connection therewith, the Company paid an aggregate purchase price of approximately $142 million (subject to certain purchase price adjustments). The Company funded the Acquisition with borrowings under its existing credit facility.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Form 8-K filed on August 13, 2014 and is incorporated herein by reference. A Press Release announcing the closing of the Acquisition is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of September 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

September 22, 2014	By:	/s/ Charles O. Garner
Name: Charles O. Garner
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of September 22, 2014.